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STATE OF NORTH CAROLINA

COUNTY OF CATAWBA


                                                    EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement"), made as of the 1st day of December, 1999, by and between PEOPLES BANK, Newton, North Carolina, a North Carolina banking institution (the "Bank"), and TONY W. WOLFE (the "Employee")and is joined in by PEOPLES BANCORP OF NORTH CAROLINA, INC., a North Carolina corporation (the "Holding Company");

                             W I T N E S S E T H:

     WHEREAS the Employee has heretofore been employed and currently is rendering services to the Bank as President and Chief Executive Officer; and,

     WHEREAS the Bank is a North Carolina banking corporation and the Holding Company is a North Carolina bank holding company and the sole shareholder of the Bank; and,

     WHEREAS the Bank considers the continued availability of the Employee's services to be important to the management and conduct of the Bank's and Holding Company's business, and desires to secure for the Bank and Holding Company the continued availability of the Employee's services; and,

     WHEREAS the Employee is willing to make his services available to the Bank on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1.   Employment.  The Employee is employed as the President and Chief
     ---------------
Executive Officer of the Bank. The Employee shall render administrative and management services to the Bank, such as are customarily performed by persons situated in a similar executive capacity. He shall promote the business of the Bank and Holding Company and perform such other duties as shall from
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time-to-time be reasonably described by the Board of Directors of the Bank (the
"Directors").

     2.   Compensation.
     -----------------

          A.  Base Salary.  The Bank shall pay the Employee during the term of
          ---------------
     this Agreement a base salary at the rate of $167,306 per annum, payable in cash in equal monthly installments or otherwise as agreed by the parties, provided that the rate of such salary shall be reviewed by the Directors not less often than annually. Such rate of salary, or increased rate of salary, as the case may be, may be further increased (but not decreased) from time-to-time in such amounts as the Directors, in their discretion, may decide.

          B.  Management Incentive Plan.  The Employee shall be entitled to
          -----------------------------
     participate in an equitable manner with other key management personnel of the Bank in the Bank's management incentive plan adopted in 1998.

     3.   Discretionary Bonuses. The Employee shall be entitled to participate
     --------------------------
in an equitable manner with all other key management personnel of the Bank in discretionary bonuses authorized and declared by the Directors of the Bank. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses when and as are declared by the Board of Directors.

     4.   Additional Benefits.
     ------------------------

          A.   Participation in Retirement and Medical Plan.
          -------------------------------------------------
     The Employee shall be entitled to participate in any plan of the Bank relating to pension, profit sharing or other retirement benefits and medical and disability coverage, or reimbursement plans that the Bank may adopt for the benefit of its employees subject to the eligibility rules of such plan.

          B.   Officer Benefits/Expenses.  The Employee shall be
          ------------------------------
     eligible to participate in any fringe benefits which may be or become applicable to the Bank's executive employees, commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. Additionally, the Employee shall be entitled to such vacation and sick
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     leave as shall be established under uniform employee policies promulgated by the Directors. The Bank shall reimburse the Employee for all out-of-pocket reasonable and necessary business expenses which the Employee shall incur in connection with his services on behalf of the Bank.

          Additionally, the Employee shall be entitled to four (4) weeks vacation and sick leave as shall be established.

     5.   Term.  The initial term of employment under this Agreement shall be
     ---------
for the period commencing December 1, 1999 and ending three (3) calendar years after such date. At the end of each one-year period following such commencing date, this Agreement shall automatically be extended for an additional one (1) year period beyond the then-effective expiration date, unless written notice from the Bank or the Employee is received sixty (60) days prior to an anniversary date advising the other party that this Agreement shall not be further extended.

     6.   Other Compensation. The Bank shall provide to the Employee an
     -----------------------
automobile for use by the employee during his employment with the Bank. The Employee shall select the make of the automobile, subject to the approval of the Board of Directors, and the Employee shall assume and be responsible for all tax consequences as same shall be determined by the accountants for the Bank with regard to personal use, business use, and taxability of such benefit to the employee. The Employee shall be compensated for maintenance, gas expense, and other expenses associated with said automobile as same shall pertain to business use only, and shall submit to the Bank a written summary with respect to the use of said vehicle and the business expenses associated with same on a monthly basis.

     7.   Loyalty/Non-Competition.
     ----------------------------

          A. The Employee shall devote his full efforts and entire business time to the performance of his duties under this Agreement.

          B. During the term of this Agreement, or any renewals or extensions thereof, and for a period of one (1) year after termination, the Employee shall not, within Catawba, Alexander, Iredell or Lincoln Counties, North Carolina, directly or indirectly, own, manage, operate, join, control or participate in the management, operation or control of or be employed by or connected in any manner with any depository institution or financial services business which competes with the Bank or the Holding Company without the prior written consent of the Bank. Notwithstanding the foregoing, the Employee shall be free without such consent to purchase or hold as an investment or otherwise up to 5% of the outstanding stock or other securities of any corporation which has its securities publicly traded on any recognized securities exchange or in any over-the-counter market.

          The Employee shall hold in confidence all knowledge or information of a confidential nature with respect to the business of the Bank or the Holding Company, received by him during the term of this Agreement, and will not disclose or make use of such information without the prior written consent of the Bank.

          The Employee acknowledges that it would not be possible to ascertain the amount of monetary damages in the event of a breach by the Employee under the provisions of this Paragraph 7. The Employee agrees that in the event of the breach of this Paragraph, injunctive relief enforcing the terms of this Paragraph is an appropriate remedy.

          The Bank and Employee further agree that in the event the Bank shall terminate the employment of the Employee for cause or should the Employee resign his employment during any period of the term of his employment contract, then and in that event, the non-competition provisions of this Agreement shall be applicable. If, however, the Bank should terminate the employment of the Employee without cause during the last year of said Agreement, the non-competition provisions of this Agreement shall not be applicable, and the Bank shall not proceed with respect to the remedies as set forth above.

     8.   Standards. The Employee shall perform his duties under this Agreement
     --------------
in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time-to-time by the Board of Directors. The Bank shall provide the Employee with
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the working facilities and staff customary for similar executives and necessary for him to perform his duties.

     9.   Termination and Termination Pay.
     ------------------------------------

          A. The Employee's employment under this Agreement shall be terminated upon the following occurrences:

               (1) The death of the Employee during the term of this Agreement, in which the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death shall have occurred and for a period of three (3) months thereafter.

               (2) The Employee's employment under this Agreement may be terminated at any time by a majority vote of the Directors or by the Employee upon sixty (60) days written notice to the Employee or the Bank, as the case may be. Upon such termination by the Employee or by the Directors "for cause," the Employee shall be entitled to receive compensation under this Agreement through the effective date of such termination and such other benefits, if any, as may be provided by the terms of other plans and programs of the Bank in the event of termination.

          Any such termination by the Directors other than termination "for cause" shall not prejudice the Employee's right to compensation or benefits under this Agreement. The Employee shall have no right to receive compensation or benefits for any period after termination "for cause." Termination "for cause" shall include termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar
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          offenses), or final cease and desist order, or any material breach of any provision of this Agreement.

               (3) If the Employee is removed or permanently prohibited from participating in the conduct of the Bank's affairs by any order issued by any regulatory agency all obligations of the Bank under this Agreement shall terminate as of the effective date of the order. The rights of the Employee vested prior to the date of such order shall not be affected.

               (4) All obligations under this Agreement may be terminated:

                    (a)  by the Federal Deposit Insurance
               Corporation at the time it enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in its Rules and Regulations; and,

                    (b)  by any regulatory or supervisory
               agency which enters any orders to resolve problems related to the operation of the Bank, or when the Bank is determined to be in an unsafe or unsound condition. Any rights of the Employee vested prior to such time shall not be affected by any such determination or order.

     10.  Suspension of Employment.
     -----------------------------

     A. The suspension of the Employee from office or temporary prohibition from participation by the Employee in the conduct of the affairs of the Bank pursuant to notice served by any supervisory or regulatory agency, unless stayed by appropriate proceedings, shall suspend, as of the date of such service, all obligations of the Bank under the terms of this Agreement.

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     B.   In the event the charges specified in a notice served as provided in
Subparagraph A of this Section shall be dismissed, the Bank shall:

               (1) pay the Employee the compensation withheld from such Employee pursuant to the suspension of the Bank's obligation as required in Subparagraph A of this Section; and,

               (2) reinstate the obligations suspended as required in Subparagraph A of this section.

     11.  Change in Control.
     ----------------------

          A. In the event of a "Change in Control" (as defined in Subparagraph (C) below), the term of employment under this Agreement automatically shall be extended to a period of three (3) years beginning on the date of the Change in Control, and the Bank or its successor shall be bound by the terms of this Agreement and shall be prohibited, during the remainder of such term, from:

               (1)  Assigning Employee any duties and/or
          responsibilities that are inconsistent with his position, duties, responsibilities or status at the time of the Change in Control, or requiring that he report to any person or body other than the Board of Directors of the Bank and Holding Company; or

               (2) Adjusting Employee's annual base salary rate other than in accordance with the provisions of Subparagraph (B) below; or

               (3)  Reducing in level, scope or coverage or
          eliminating Employee's life insurance, medical or hospitalization insurance, disability insurance, profit sharing plans, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, stock ownership plans or similar plans or benefits being provided by the Bank or the Holding Company to the Employee other than those arising from the Bank's management incentive plan as of the effective date of the Change in Control; or

               (4) Transferring Employee to a location which is an unreasonable distance from his current principal work location, without the Employee's express written consent.

          B. In the event of a Change in Control, the Employee's base salary shall be adjusted to include an amount equal to the average of the two previous years" bonuses arising from the Bank's management incentive plan, and/or discretionary bonuses, if any, and such adjusted base salary shall be increased by not less than six percent (6%) annually beginning at the date of the Change in Control and continuing each year for the three-year term thereafter.

          C. For the purposes of this Agreement, the term "Change in Control" shall mean any of the following events:

          (1) a change in control of a nature that would be required to be reported in response to Item 1 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

          (2) such time as any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a person who beneficially owned as of January 1, 1998, more than 5% of the Bank's securities, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Holding Company or Bank representing 20 percent or more of the combined voting power of the outstanding Common Stock of the Holding Company or Common Stock of the Bank, as applicable; or

               (3) individuals who constitute the Board or board of directors of the Holding Company on the date hereof (the "Incumbent Board" and "Incumbent Holding Company Board," respectively) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board or Incumbent Holding Company Board, as applicable, or whose nomination for election by the Bank's or Holding Company's shareholders was approved by the Bank's or Holding Company's Board of Directors or Nominating Committee, as applicable, shall be considered as though he or she were a member of the Incumbent Board or Incumbent Holding Company Board, as applicable; or

               (4)  either the Holding Company or the Bank
          consolidates or merges with or into another corporation, association or entity or is otherwise reorganized, where neither the Holding Company nor the Bank, respectively, is the surviving corporation in such transaction; or

               (5) all or substantially all of the assets of either the Holding Company or the Bank are sold or otherwise transferred to or are acquired by any other entity or group.

          Notwithstanding the other provisions of this Paragraph 11, a transaction or event shall not be considered a Change in Control if, prior to the consummation or occurrence of such transaction or event, Employee, Bank and Holding Company agree in writing that the same shall not be treated as a Change in Control for purposes of this Agreement.

          D. In the event any dispute shall arise between the Employee and the Bank or Holding Company (or any successor) as to the terms or interpretation of this Agreement, including this Paragraph 11, whether instituted by formal legal proceedings or otherwise, including any action taken by the Employee to enforce the terms of this Paragraph 11 or in defending against any action taken by the Holding Company or the Bank, the Bank shall reimburse the Employee for all costs and expenses incurred in such proceedings or actions, including attorney's fees, in the event the Employee prevails in any such action.


     12.  Disability.  If, by reason of physical or mental disability during the
     ---------------
term hereof, Employee is unable to carry out the normal and usual duties of his employment hereunder, the Employee shall receive his full salary from the Bank for up to twenty (20) working days for which he is unable to work. Medical disability shall require a doctor's statement indicating the date the Employee became disabled as well as a statement that he is medically able to return to work before he can resume his duties. If, after thirty (30) consecutive days (1 month), he is still unable to return to work, he will be covered by the disability insurance policy of the Bank. The disability insurance policy of the Bank shall pay 66-2/3% of full salary to a maximum of $7,500.00 per month. In the event of total disability, hospitalization insurance as carried by the Bank for the Employee shall continue for two (2) years, or until the Employee qualifies under Social Security Health Insurance. While disabled, the Employee will keep his original date of employment and all seniority benefits for up to twelve (12) weeks. Group insurance will be kept in force (Employee will continue to pay for dependent insurance); however, if the Employee does not return to work from medical leave after twelve (12) weeks, the Bank may recover the premiums paid to maintain the coverage. A "return to work" occurs when an Employee returns to work for at least thirty (30) days. Upon returning to work from such disability, the Employee shall be restored to his previous position or to an equivalent position with equivalent benefits, pay, and other conditions of employment.


     13.  Successors and Assigns.
     ----------------------------

          A. This Employment Agreement shall enure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Bank.

          B. Since the Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

     14.  Amendments.  No amendments or additions to this Agreement shall be
     ---------------
binding unless in writing by both parties, except as herein otherwise provided.

     15.  Applicable Law.  This Agreement shall be governed by all respects
     -------------------
whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of North Carolina, except to the extent that federal law shall be deemed to apply.

     16.  Severability.  The provisions of this Agreement shall be deemed
     -----------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     17.  Entire Agreement; Counterparts.
     -----------------------------------

     A. This Agreement constitutes the entire agreement between the Employee and the Bank with respect to the subject matter hereof and supersedes all prior agreements with respect thereto. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

     B. This Agreement replaces the Agreement between the parties dated February 22, 1994 and the Addendum to the original agreement and all other agreements between the parties prior to the date hereof respecting the subject matter hereof. Any and all prior agreements shall be cancelled and have no further force or effect when this Agreement becomes effective.

     18.  Notices.  Any notice or other communication required or permitted
     ------------
under this Agreement shall be effective only if it is writing, delivered in person or by reliable overnight courier service or deposited in the mail, postage prepaid, return receipt requested and addressed as follows:

     Address of the Bank: Peoples Bank, Post Office Box 467, Newton, North Carolina, 28658.

     Address of the Holding Company: Peoples Bancorp of North Carolina, Inc., Post Office Box 467, Newton, North Carolina, 28658.

     Address(es) of the Employee: Tony W. Wolfe, 3291 Blackburn Bridge Road, Lincolnton, North Carolina 28092, with a duplicate copy to Tony W. Wolfe, P.O. Box 204, Newton, North Carolina, 28658.

     Notices given in person or by overnight courier service shall be deemed given when delivered to the address required by this section, and notices given by mail shall be deemed given three (3) days after deposit in the mail. Any party hereto may designate, by written notice to the other party in accordance herewith, any other address to which notices addressed to him shall be sent.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written.

                                   PEOPLES BANK, a North Carolina banking
                                   Corporation

                                   By: /s/  Robert C. Abernethy
                                      -------------------------------------
                                       Robert C. Abernethy, Chairman
                                       Board of Directors


                                        /s/ Tony W. Wolfe
                                      -------------------------------------
                                        Tony W. Wolfe



The Foregoing Agreement is joined in and agreed to by Peoples Bancorp of North Carolina, Inc.

                                   PEOPLES BANCORP OF NORTH CAROLINA, INC., a North Carolina Corporation



                                   by: /s/ Robert C. Abernethy
                                     ---------------------------------------
                                      Robert C. Abernethy, Chairman
                                      Board of Directors